nFÜSZ, Inc.

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Amendment to Registration Rights Agreement (this “Amendment”) is entered into as of October 12, 2017, by and between nFÜSZ, Inc., a Nevada corporation (the “Company”), and Kodiak Capital Group, LLC (the “Kodiak”).

Recitals

Whereas, the Company and Kodiak have entered into that certain Equity Purchase Agreement (“EPA”), dated September 15, 2017, pursuant to which the Company may, from time to time, require Kodiak to purchase shares of the Company’s common stock subject to the terms contained therein;

Whereas, in connection with the EPA, the Company also issued Kodiak certain Promissory Notes (the “Notes”) and Common Stock Purchase Warrants (the “Warrants”), all dated September 15, 2017;

Whereas, pursuant to that certain Registration Rights Agreement (the “Agreement”), dated as of September 15, 2017, by and between the Company and Kodiak, the Company is required to file an initial Registration Statement with the SEC covering all of the shares issuable and underlying the EPA, Notes, and Warrants;

Whereas, the Company and Kodiak desire to remove the requirement from the Agreement that the shares underlying the Notes and Warrants be registered with the initial Registration Statement;

Whereas, pursuant to Section 10 of the Agreement, the Agreement may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought;

Whereas, also pursuant to Section 10 of the Agreement, the Agreement may not be amended or waived from and after the business day immediately preceding the initial filing of the Registration Statement, but the Company and Kodiak desire to amend this provision to allow the execution of this Amendment; and

Whereas, the Company and Kodiak desire to amend the Agreement as set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Registration Rights Agreement.

A. Section 1(d) of the Agreement is hereby amended and restated to read in its entirety as follows:

“d. “Registrable Securities” means (a) an aggregate of up to 25,000,000 Put Shares and (b) any shares of common stock issued to the Investor as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise with respect thereto.”

B. Section 10 of the Agreement is hereby amended and restated to read in its entirety as follows:

“10. “AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be amended or waived by the parties after the day of the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.”

2. Miscellaneous.

A. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The delivery of facsimile or electronic signatures shall be as effective as the delivery of original signatures.

B. Except as expressly modified by this Amendment, the Agreement shall remain unchanged and in full force and effect.

[Signature page follows]

In Witness Whereof, the parties hereto have executed this Amendment to Registration Rights Agreement as of the date set forth in the first paragraph above.

nFÜSZ, Inc.

By:	/s/ Rory Cutaia
Name:	Rory Cutaia
Title:	Chief Executive Officer

Kodiak Capital Group, LLC

By:	/s/ Ryan Hodson
Name:	Ryan Hodson
Title:	Managing Director